UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 31, 2007

NATIONAL CITY CORPORATION
(Exact name of registrant as specified in its charter)

1-10074
(Commission File Number)

DELAWARE (State or other jurisdiction of incorporation)	34-1111088 (I.R.S. Employer Identification Number)
1900 East Ninth Street
Cleveland, Ohio 44114-3484
(Address of principal executive offices and zip code)
(216) 222-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
On January 31, 2007, National City Corporation, a Delaware corporation (the “Company”) redeemed its 8.12% Junior Subordinated Debentures due 2027 (the “Debentures”) in full. Prior to redemption, the Debentures were designated as “covered indebtedness” pursuant to the Company’s Replacement Capital Covenant dated November 3, 2006, by and between the Company and each Covered Debtholder (as defined therein) (the “Replacement Capital Covenant”). The Company entered into the Replacement Capital Covenant in connection with the issuance of Trust Preferred Securities by National City Capital Trust II in November 2006. The Replacement Capital Covenant includes provisions requiring the Company to redesignate a new series or combination of series of indebtedness if the covered series of indebtedness approaches maturity, becomes subject to a redemption notice or is reduced to less than $100,000,000 in outstanding principal amount. As such, the Company has designated its 6.785% Subordinated Notes due 2019 (the “Subordinated Notes”) as covered indebtedness pursuant to the Replacement Capital Covenant. As of December 31, 2006, the Subordinated Notes had an outstanding aggregate principal amount of $764,000,000.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2007
NATIONAL CITY CORPORATION
	By:	/s/ Carlton E. Langer

	Name: Title:	Carlton E. Langer Vice President, Assistant General Counsel and Assistant Secretary